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                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                  EIX TRUST II
             (Exact name of registrant as specified in its charter)

Delaware                                                              95-7077770
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue, Rosemead, CA                                     91770
(Address of principal executive offices)              (Zip Code)

                             EDISON INTERNATIONAL
            (Exact name of registrant as specified in its charter)

California                                                             95-413745
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue, Rosemead, CA                                     91770
(Address of principal executive offices)              (Zip Code)


     Title of each class                Name of each exchange on which
     to be so registered                    each class is to be registered

8.60% Cumulative Quarterly Income Preferred            New York Stock
 Securities, Series B (QUIPS)                          Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [   ]

     Securities Act registration statement file number to which this form relates: 333-82293

     Securities to be registered pursuant to Section 12(g) of the Act:  None


Item 1.  Description of Registrants' Securities To Be Registered
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The securities to be registered hereby are 8.60% Cumulative Quarterly Income
Preferred Securities, Series B ("QUIPS") of EIX Trust II, a Delaware business trust, which are guaranteed by Edison International, a California corporation, to the extent set forth in the Guarantee Agreement between Edison International and The Chase Manhattan Bank, as guarantee trustee (the "Guarantee"). The Guarantee is incorporated by reference to Exhibit 4.3 to a Form 8-K filed by Edison International with the Securities and Exchange Commission (the "Commission") on
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November 3, 1999. The particular terms of the QUIPS and the Guarantee are described in the Prospectus filed with the Commission on October 25, 1999, pursuant to Rule 424(b)(5) of the Securities Act of 1934, as amended (the "Prospectus"), in connection with the Registration Statement on Form S-3 (Reg. No. 333-82293) filed by Edison International, EIX Trust I, EIX Trust II and EIX Trust III, with the Commission on July 2, 1999, as amended by Amendment No. 1, filed with the Commission on July 13,1999, and as amended by Amendment No. 2, filed with the Commission on July 15, 1999 (as so amended and as may be further amended from time to time, the "Registration Statement"). The Registration Statement became effective on July 15, 1999. The Guarantee and the Prospectus are deemed to be incorporated by reference herein as set forth in Item 2 below.

Item 2.  Exhibits
-----------------

Exhibits heretofore filed with the Commission and designated as set forth below are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

     2.1 The Prospectus, filed with the Commission on July 22, 1999, pursuant to Rule 424(b)(5) in connection with the Registration Statement, is hereby incorporated by reference.

     2.2 Certificate of Trust of EIX Trust II, filed with the Commission on July 2, 1999, as Exhibit 3.5 to the Registration Statement, is hereby incorporated by reference.

     2.3 Trust Agreement of EIX Trust II, filed with the Commission on July 2, 1999, as Exhibit 4.9 to the Registration Statement, is hereby incorporated by reference.

     2.4 Amended and Restated Trust Agreement of EIX Trust II, filed with the Commission on November 3, 1999, as Exhibit 4.2 to a Form 8-K, is hereby incorporated by reference.

     2.5 Subordinated Indenture among the Edison International and The Chase Manhattan Bank, as trustee, filed with the Commission on August 9, 1999, as Exhibit 4.1 to a Form 8-K, is hereby incorporated by reference.

     2.6 Supplemental Indenture No. 2 to Subordinated Indenture among the Edison International and The Chase Manhattan Bank, as trustee, filed with the Commission on November 3, 1999, as Exhibit 4.1 to a Form 8-K, is hereby incorporated by reference.

     2.7 8.60% Subordinated Deferrable Interest Note, Series B, filed with the Commission on November 3, 1999, as Exhibit 4.4 to a Form 8-K, is hereby incorporated by reference.

     2.8 8.60% Cumulative Quarterly Income Preferred Securities, Series B, filed with the Commission on November 3, 1999, as Exhibit 4.5 to a Form 8-K, is hereby incorporated by reference.

     2.9 Guarantee Agreement between Edison International and The Chase Manhattan Bank, as guarantee trustee, filed with the Commission on November 3, 1999, as Exhibit 4.3 to a Form 8-K, is hereby incorporated by reference.
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                                   SIGNATURE

     Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              EIX TRUST II

                              By:  EDISON INTERNATIONAL

                                    By: /s/ Mary C. Simpson
                                       --------------------------
                                           Mary C. Simpson
                                           Assistant Treasurer

                                    Date:  November 5, 1999


                              EDISON INTERNATIONAL

                                    By: /s/ Mary C. Simpson
                                       --------------------------
                                           Mary C. Simpson
                                           Assistant Treasurer

                                    Date: November 5, 1999